Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual Report of MBC Funding II Corp. on Form 10-K, for the period ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Assaf Ran, Chief Executive Officer of MBC Funding II Corp., certify, pursuant to 18 U.S.C. § 1350, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of MBC Funding II Corp.

Date: March 15, 2017	/s/ Assaf Ran
Assaf Ran
(Principal Executive Officer)